CALIFORNIA INVESTMENT TRUST II

                          OPERATING EXPENSES AGREEMENT

     THIS OPERATING EXPENSES AGREEMENT (the "Agreement") is effective as of the 11th day of November 2003, by and between CALIFORNIA INVESTMENT TRUST II, a Massachusetts business trust (hereinafter called the "Trust"), on behalf of each series of the Trust listed in APPENDIX A hereto, as may be amended from time to time (hereinafter referred to individually as a "Fund" and collectively as the "Funds"), and CCM PARTNERS, a limited partnership organized and existing under the laws of the State of California (hereinafter called the "Advisor").

                                   WITNESSETH:

     WHEREAS, the Advisor renders advice and services to the Funds pursuant to the terms and provisions of the Investment Advisory Agreements between the Trust and the Advisor dated January 18, 2000 and January 28, 2000 (collectively, the "Investment Advisory Agreement"); and

     WHEREAS, the Funds are responsible for, and have assumed the obligation for, payment of certain expenses pursuant to the Investment Advisory Agreement that have not been assumed by the Advisor; and

     WHEREAS, the Advisor desires to limit the Funds' respective Operating Expenses (as that term is defined in Paragraph 2 of this Agreement) pursuant to the terms and provisions of this Agreement, and the Trust (on behalf of the Funds) desires to allow the Advisor to implement those limits;

     NOW THEREFORE, in consideration of the covenants and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

     1. LIMIT ON OPERATING EXPENSES. The Advisor hereby agrees to limit each Fund's Operating Expenses to the respective annual rate of total Operating Expenses specified for that Fund in APPENDIX A of this Agreement (the "Expense Caps").

     2. DEFINITION. For purposes of this Agreement, the term "Operating Expenses" with respect to a Fund is defined to include all expenses necessary or appropriate for the operation of the Fund including the Advisor's investment advisory or management fee as described in the Investment Advisory Agreement, and other expenses described in the Investment Advisory Agreement, but does not include front-end or contingent deferred loads, taxes, interest, brokerage commissions, short sale dividend expenses, expenses incurred in connection with any merger or reorganization or extraordinary expenses such as litigation.

     3. REIMBURSEMENT OF FEES AND EXPENSES. The Advisor, pursuant to the Investment Advisory Agreement, retains its right to receive reimbursement of reductions of its investment advisory fee and Operating Expenses paid by it that are not its responsibility as described in the Investment Advisory Agreement.

     4. RECOUPMENT BALANCE. Any fee reduced by the Advisor, or Operating Expenses paid by it (collectively, "subsidies"), pursuant to this Agreement may be reimbursed by a Fund to the Advisor no later than the end of the third fiscal year following the year to which the subsidy relates if the aggregate expenses for that period do not exceed any more restrictive limitation to which the Advisor has agreed (subsidies available for reimbursement to the Advisor under this paragraph are collectively referred to as the "Recoupment Balance") and the Board of Trustees approves the reimbursement. For example, subsidized Operating Expenses relating to the period September 1, 2002 through August 31, 2003 would no longer be eligible for reimbursement after September 1, 2006. The Advisor generally seeks reimbursement on a rolling three-year basis whereby the oldest subsidies are recouped first. The Advisor may not request or receive reimbursement of the

Recoupment Balance before payment of the Fund's operating expenses for the current year and cannot cause the Fund to exceed the Expense Cap or any other agreed upon expense limitation for that year in making such reimbursement. The Advisor agrees not to request or seek reimbursement of subsidized Operating Expenses that are no longer eligible for reimbursement.

     5. TERM. This Agreement shall become effective on the date specified herein and shall remain in effect until December 31, 2004, unless sooner terminated as provided in Paragraph 6 of this Agreement. This Agreement shall continue in effect thereafter for additional periods not exceeding one (1) year so long as such continuation is approved for each Fund at least annually by the Board of Trustees of the Trust (and separately by the disinterested Trustees of the Trust).

     6. TERMINATION. This Agreement may be terminated at any time by the Trust on behalf of any one or more of the Funds or by the Board of Trustees of the Trust, upon sixty (60) days' written notice to the Advisor without payment of any penalty. The Advisor may decline to renew this Agreement by written notice to the Trust at least thirty (30) days before its annual expiration date.

     7. ASSIGNMENT. This Agreement and all rights and obligations hereunder may not be assigned without the written consent of the other party.

     8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute or rule, or shall be otherwise rendered invalid, the remainder of this Agreement shall not be affected thereby.

     9. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction of effect.

     10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended, and any rules and regulations promulgated thereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers, all on the day and year first above written.

CALIFORNIA INVESTMENT TRUST             CCM PARTNERS

By:                                     By:
       ------------------------------          ---------------------------------
Name:                                   Name:
       ------------------------------          ---------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                                    APPENDIX A
                                            (UPDATED NOVEMBER 11, 2003)
--------------------------------------------------------------------------------------------------------------
                                                          Operating
Fund                                                    Expense Limit                    Effective Date
--------------------------------------------------------------------------------------------------------------
o    U.S. Government Securities Fund        Undesignated Class - 1.00%              December 4, 1985
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    Short-Term U.S. Government Bond Fund   Undesignated Class - 1.00%              January 18, 2000
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    The United States Treasury Trust       Undesignated Class - 1.00%              April 26, 1989
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    S&P 500 Fund                           Undesignated Class - 1.00%              April 20, 1992
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    S&P MidCap Fund                        Undesignated Class - 1.00%              April 20, 1992
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    S&P SmallCap Fund                      Undesignated Class - 1.00%              October 2, 1996
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    Equity Income Fund                     Undesignated Class - 1.00%              September 4, 1996
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    Nasdaq-100 Index Fund                  Undesignated Class - 1.00%              January 18, 2000
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------
o    European Growth & Income Fund          Undesignated Class - 1.00%              January 18, 2000
                                            Class K - 1.50%                         October 31, 2003
--------------------------------------------------------------------------------------------------------------

CALIFORNIA INVESTMENT TRUST             CCM PARTNERS

By:                                     By:
       ------------------------------          ---------------------------------
Name:                                   Name:
       ------------------------------          ---------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
       ------------------------------          ---------------------------------